Exhibit 10.1

SIXTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Sixth Modification to Loan and Security Agreement (this “Modification”) is entered into by and between Orange 21 North America Inc., a California corporation (“Borrower”) and BFI Business Finance, a California corporation (“Lender”) as of this 19th day of December, 2011, at Campbell, California.

RECITALS

A. Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated February 26, 2007.

B. Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the “Previous Modification(s)”).

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall be in full force and effect as of December 12, 2011.

3. Modification to Agreement. The Agreement is hereby modified as follows:

a. The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby amended and restated in its(their) entirety as set forth below:

“Borrowing Base” means the sum of the following:

(a) Eighty percent (80%) of the Net Face Amount of Prime Accounts, but in any event not in an aggregate amount in excess of the Maximum Account Advance (the “A R Borrowing Base”); plus

(b) Thirty-Five percent (35%) of the Current Market Cost of raw materials that constitute Eligible Inventory; plus Thirty-Five percent (35%) of the Current Market Cost of finished goods that constitute Eligible Inventory, but in any event not in an aggregate amount in excess of the Maximum Inventory Advance (the “Inventory Borrowing Base”).

“Maximum Account Advance” means Seven Million and 00/100 Dollars ($7,000,000.00).

“Maximum Amount” means Seven Million and 00/100 Dollars ($7,000,000.00).

“Maximum Inventory Advance” means i) beginning December 1, 2011 and continuing through September 30, 2012, the lesser of Two Million and 00/100 Dollars ($2,000,000.00) or fifty percent (50%) of the A R Borrowing Base; ii) beginning October 1, 2012 and continuing through December 31, 2012, the lesser of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00) or Fifty percent (50%) of the A R Borrowing Base; and iii) beginning January 1, 2013, and continuing thereafter, the lesser of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) or fifty percent (50%) of the A R Borrowing Base.

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b. The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby partially amended and restated as set forth below (with the remainder of such definition(s) to remain unchanged):

“Prime Accounts”

(o) are not Accounts with respect to which the Account Debtor is a resident of a country other than i) the United States of America; or ii) Canada (Accounts with respect to Account Debtors residing in Canada being referred to collectively as the “Canadian Accounts”), which shall be considered Prime Accounts providing: (1) such Canadian Accounts are otherwise qualify as Prime Accounts; (2) Such Canadian Accounts are payable and paid in Canadian Dollars but remitted to Lender in U.S. Dollars; (3) Advances against such Canadian Accounts shall not exceed the aggregate amount of One Million and 00/100 Dollars ($1,000,000.00) at any given time; and (4) Lender and Borrower’s bank in Canada have entered into a deposit account control agreement in form and content satisfactory to Lender ( the “DACA”), or, in the event Lender and Borrower’s bank is unsuccessful in entering into such DACA, Borrower shall, on the first working day of each consecutive week, sweep to Lender all payments received by the Canadian Accounts during the prior week.

c. The following Section(s) is(are) hereby amended and restated in its(their) entirety as set forth below:

“3.6. Statement of Obligations. Lender has provided Borrower with continuous on-line internet access to information and statements regarding its Obligations, including principal, interest, fees and an itemization of all charges and expenses constituting Lender Expenses owing, and such information shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days following any such information first becoming available to Borrower, Borrower shall have delivered to Lender by registered or certified mail at its address specified herein, written objection thereto describing the error or errors contained in such applicable information. No statements of obligations will be mailed or otherwise.”

“15. Notices. Unless otherwise provided in this Agreement or hereinbelow, all notices or demands by any party relating to this Agreement or any of the other Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) may be made, and deemed to be given, as follows: a) if delivered in person or by courier (overnight or otherwise), on the date when it is delivered; b) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or c) if sent by certified or registered mail or the equivalent, on the earlier of the date such mail is actually delivered or three (3) days after deposit thereof in the mail, unless the date of actual delivery or such date 3 days after deposit thereof in the mail (as applicable) is not a Business Day in which case such communication shall be deemed given and effective on the first following Business Day. Any such notice or communication given pursuant to this Agreement or any of the Loan Documents shall be addressed to the intended recipient at its address or number specified as follows:

If to Borrower:	Orange 21 North America Inc.
2070 Las Palmas Drive, Carlsbad, California 92010
Attn:	Michael D. Angel, Chief Financial Officer
Telephone No.:	(760) 840-8420
Facsimile No.:	(760) 804-8437

If to Lender:	BFI Business Finance
851 East Hamilton Avenue, 2nd Floor, Campbell, California 95008
Attn:	David Drogos, President
Telephone No.:	(408) 369-4000
Facsimile No.:	(408) 369-4018 / (408) 369-4056

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Notwithstanding anything to the contrary in the foregoing, Borrower acknowledges and agrees that notices sent by Lender in connection with §§ 9610, 9611, 9612, 9613, 9614, 9615, 9617, 9618, 9620, 9621, or 9624 of the Code and any other references to the disposition of collateral under the

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Code, all as such sections may be amended and/or re-numbered from time to time, shall be deemed sent when: (a) delivered in person or by courier (overnight or otherwise), (b) deposited in the mail, or (c) transmitted by facsimile.

4. Conditions Subsequent. The items set forth below are hereby added as conditions subsequent to continued Advances hereunder and under the Loan Documents

a. Borrower shall use Borrower’s best efforts to assist Lender in obtaining a DACA with Borrower’s bank in Canada within forty-five (45) days of the effective date hereof; and

b. as soon as practicable following the effective date hereof, Borrower shall provide Lender with a landlord’s waiver and consent in form and content acceptable to Lender in Lender’s sole discretion for Borrower’s Chief Executive Office.

5. Consent to Costa Brava Debt. Substantially concurrently herewith, Borrower has agreed to amend and restate the indebtedness owed by Borrower to Costa Brava Partnership III, L.P., a Delaware limited partnership (“Costa Brava”) pursuant to that certain (a) Amended and Restated Promissory Note of even date herewith, by Borrower in favor of Costa Brava in the original principal amount of $7,000,000 and (b) Amended and Restated Promissory Note of even date herewith, by Borrower in favor of Costa Brava in the original principal amount of $6,000,000 (such notes being collectively referred to as the “Modified Costa Brava Notes”). Lender hereby consents to Borrower entering into the Modified Costa Brava Notes provided the final executed versions of such notes are in the same form and substance as the drafts of such notes reviewed by Lender. Borrower agrees to provide fully executed copy of such notes and related documents to Lender upon their execution.

6. Fee. At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of             N/A             and 00/100 Dollars ($            n/a            ).

7. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

8. Counterparts. This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

9. Electronic Signature. This Modification, or a signature page thereto intended to be attached to a copy of this Modification, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

10. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Sixth Modification to Loan and Security Agreement as of the date first set forth above.

BFI Business Finance /s/ David Dragos	Orange 21 North America Inc. /s/ Michael D. Angel
By: David Dragos Its: President	By: Michael D. Angel Its: Chief Financial Officer

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